Exhibit N

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-284605 on Form N-2 of our report dated March 23, 2026, relating to the financial statements and financial highlights of Fidelity Private Credit Fund for the year ended December 31, 2025 and to the references to us under the headings “Experts,” “Senior Securities,” and “Financial Highlights” in the Prospectus which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 20, 2026